SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street
Ocala, Florida	34478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 23, 2012 and March 28, 2012, Nobility Homes, Inc. (the “Company”) received letters from the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Form 10-Q reports for the periods ended August 6, 2011 and February 4, 2012 (the “Form 10-Qs”) and Form 10-K for the year ended November 5, 2011 (the “Form 10-K) with the Securities and Exchange Commission (the “SEC”). As a result of these filing delays, the Staff’s letter indicated that trading in the Company’s securities would be suspended unless the Company timely requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) and requests that the Panel stay any suspension action pending the conclusion of the hearing process.

Accordingly, the Company intends to timely request a hearing before the Panel. In connection with that request, the Company will ask that the Panel extend the stay of the suspension action until the conclusion of the hearing process. Pursuant to the NASDAQ Listing Rules, the Panel has the discretion to extend the stay of the suspension action and to grant the Company continued listing pending its return to compliance for a period of time not to exceed September 19, 2012.

The Company is reviewing its accounting treatment regarding valuation of its inventory of pre-owned manufactured homes for prior reporting periods with the staff of the SEC. Until the SEC staff has completed its review of the Company’s accounting treatment, the Company is unable to file the Form 10-Qs and Form 10-K.

The Company issued a press release on March 29, 2012, disclosing receipt of the March 23, 2012 and March 28, 2012 letters from NASDAQ. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

March 29, 2012	By:	/s/ Lynn J. Cramer
Lynn J. Cramer, Jr., Treasurer and Principal Accounting Officer